News Release

Media Contact: Jennifer Garber
24-Hour: 800.559.3853

Analyst Contact: Abby Motsinger
Office: 704.382.7624

February 8, 2024

Duke Energy reports fourth-quarter and full-year 2023 financial results
▪2023 reported EPS of $3.54 and adjusted EPS of $5.56, closing the year within guidance range
▪Constructive rate case outcomes and portfolio simplification in 2023 provide clarity and momentum
▪Five-year capital plan increasing to $73 billion to support unprecedented growth in the communities we serve
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2023 full-year reported EPS of $3.54, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.56. This is compared to reported and adjusted EPS of $3.17 and $5.27, respectively, for the full-year 2022.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. In 2023, these included charges related to organizational optimization and regulatory matters along with results from discontinued operations.
Higher full-year 2023 adjusted results were primarily driven by contributions from rate cases, growth from riders and other retail margin and lower O&M expense along with a lower effective tax rate. These items were partially offset by higher interest expense and depreciation on a growing asset base along with unfavorable weather and electric volumes.
The company is introducing 2024 adjusted EPS guidance of $5.85 to $6.10, and reaffirming its long-term adjusted EPS growth rate of 5% to 7% through 2028 off the 2024 midpoint of $5.98. Management does not forecast reported GAAP EPS and related long-term growth rates.
“Today we announced strong fourth-quarter results, concluding a year of resilience and agility as we overcame external challenges. We advanced strategic initiatives and delivered constructive regulatory outcomes that benefit our customers and company, while maintaining our commitment to safety, reliability and affordability,” said Lynn Good, Duke Energy chair, president and chief executive officer.
“We enter 2024 with a clear vision, significant momentum and an increased $73 billion, five-year capital plan that will support our energy transition and the unprecedented growth of our jurisdictions. The strength of our regulated utilities and our increasing capital profile give us confidence in our ability to deliver sustainable value and earnings growth of 5% to 7% through 2028.”

Duke Energy News Release     2

Quarterly results
Duke Energy's fourth-quarter 2023 reported EPS was $1.27, compared to reported loss per share of $0.86 for the fourth quarter of 2022. Duke Energy's fourth-quarter 2023 adjusted EPS was $1.51, compared to $1.11 for the fourth quarter of 2022. Higher adjusted results for the quarter compared to last year were driven by lower O&M expense, favorable rate case impacts along with growth from riders and other retail margin, and lower tax expense and franchise tax benefits, partially offset by higher interest expense and depreciation on a growing asset base.
In addition to the following summary of fourth-quarter 2023 business segment performance, comprehensive tables with detailed EPS drivers for the fourth-quarter and full-year 2023 compared to prior year are provided at the end of this news release.
The discussion below of fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth-quarter 2023 segment income of $1,135 million, compared to reported segment income of $692 million in the fourth quarter of 2022. In addition to the drivers outlined below, fourth-quarter 2023 results include impacts related to the Duke Energy Carolinas rate case order, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth-quarter 2023 segment income of $1,115 million, compared to adjusted segment income of $811 million, in the fourth quarter of 2022. On an adjusted basis, this represents an increase of $0.40 per share. Higher quarterly results were primarily driven by lower O&M expense, favorable rate case impacts along with growth from riders and other retail margin, and lower tax expense. These items were partially offset by higher interest expense and depreciation on a growing asset base.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized fourth-quarter 2023 segment income of $192 million, compared to reported and adjusted segment income of $191 million in the fourth quarter of 2022. Flat quarterly results were primarily driven by favorable riders and other retail margin offset by higher interest expense.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a fourth-quarter 2023 net loss of $228 million, compared to a net loss of $257 million in the fourth quarter of 2022. In addition to the drivers outlined below, fourth-quarter 2023 results include charges related to organizational optimization, which was treated as a special item and excluded from adjusted earnings.

Duke Energy News Release     3

On an adjusted basis, Other recognized a net loss of $133 million, in the fourth quarter of both 2023 and 2022. Flat quarterly results were primarily driven by higher interest expense offset by franchise tax benefits.
Discontinued Operations
Discontinued operations primarily includes the impairments recorded related to the sale of the Commercial Renewables business along with the operating results from Duke Energy's Commercial Renewables business. In November 2022, the company announced it had initiated a sale process of the Commercial Renewables business. The sales of the utility-scale solar and wind assets as well as the distributed generation assets closed in October 2023, completing the company's transition to a fully regulated utility.
For the fourth quarter of 2023, Duke Energy's GAAP reported Loss From Discontinued Operations, net of tax, includes an impairment loss on the sale of the Commercial Renewables business and other transaction costs.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2023 was 9.7% compared to 0.5% in the fourth quarter of 2022. The increase was primarily due to a decrease in the amortization of excess deferred taxes and regulatory settlement charges in the prior year.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the fourth quarter of 2023 was 10.5% compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items of 8.4% in the fourth quarter of 2022. The increase was primarily due to a decrease in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth-quarter and year-end 2023 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the United States or 929.526.1599 outside the United States. The confirmation code is 616981. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available on the investors' section of the company's website on February 9.

Duke Energy News Release     4

Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted earnings per share for fourth-quarter and full-year 2023 and 2022 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2023 EPS	4Q 2022 EPS
Earnings (Loss) per Share, as reported		$1.27	$(0.86)
Adjustments to reported EPS:
Fourth Quarter 2023
Regulatory matters	$(20)	(0.03)
Organizational optimization	95	0.13
Discontinued operations	108	0.14
Fourth Quarter 2022
Workplace and workforce realignment	$105		0.14
Regulatory matters and litigation	138		0.17
Discontinued operations	1,276		1.66
Total adjustments		$0.24	$1.97
EPS, adjusted		$1.51	$1.11

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2023 EPS	Full-Year 2022 EPS
EPS, as reported		$3.54	$3.17
Adjustments to reported EPS:
Full-Year 2023
Regulatory matters	$64	0.08
Organizational optimization	95	0.13
Discontinued operations	1,391	1.81
Full-Year 2022
Workforce and workplace realignment	$105		0.14
Regulatory matters and litigation	295		0.39
Discontinued operations	1,216		1.57
Total adjustments		$2.02	$2.10
EPS, adjusted		$5.56	$5.27

Duke Energy News Release     5

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Regulatory matters primarily represents net impairment charges related to Duke Energy Carolinas' and Duke Energy Progress' North Carolina rate case orders.
•Organizational optimization represents costs associated with strategic repositioning to a fully regulated utility.
•Workplace and workforce realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce reduction.
•Regulatory matters and litigation represents the net impact of charges related to the Indiana court rulings on coal ash and other unrelated ongoing litigation.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).

Duke Energy News Release     6

Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,600 people.
Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company has interim carbon emission targets of at least 50% reduction from electric generation by 2030, 50% for Scope 2 and certain Scope 3 upstream and downstream emissions by 2035, and 80% from electric generation by 2040. In addition, the company is investing in major electric grid enhancements and energy storage and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Duke Energy News Release     7

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including our carbon emission reduction goals;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

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◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2023
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Organizational Optimization		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,135	$(20)	A	$—		$—		$(20)	$1,115
Gas Utilities and Infrastructure	192	—		—		—		—	192
Total Reportable Segment Income	1,327	(20)		—		—		(20)	1,307
Other	(228)			95	B	—		95	(133)
Discontinued Operations	$(108)	—		—		108	C	108	—
Net Income Available to Duke Energy Corporation Common Stockholders	$991	$(20)		$95		$108		$183	$1,174
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.27	$(0.03)		$0.13		$0.14		$0.24	$1.51
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $7 million tax expense.
•$27 million reversal recorded within Impairment of assets and other charges on the Duke Energy Carolinas' Consolidated Statements of Operations primarily related to the North Carolina rate case order.
B – Net of $29 million tax benefit. $110 million recorded within Operations, maintenance and other and $14 million within Impairment of assets and other charges on the Consolidated Statements of Operations primarily related to strategic repositioning to a fully regulated utility.
C – Recorded in Loss from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2023
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters		Organizational Optimization		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,223	$64	A	$—		$—		$64	$4,287
Gas Utilities and Infrastructure	519	—		—		—		—	519
Total Reportable Segment Income	4,742	64		—		—		64	4,806
Other	(616)	—		95	B	—		95	(521)
Discontinued Operations	(1,391)	—		—		1,391	C	1,391	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,735	$64		$95		$1,391		$1,550	$4,285
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.54	$0.08		$0.13		$1.81		$2.02	$5.56
A – Net of $10 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$35 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Consolidated Statements of Operations primarily related to the North Carolina rate case order.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Consolidated Statements of Operations primarily related to the North Carolina rate case order.

B – Net of $29 million tax benefit. $110 million recorded within Operations, maintenance and other and $14 million within Impairment of assets and other charges on the Consolidated Statements of Operations primarily related to strategic repositioning to a fully regulated utility.

C – Recorded in Loss from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2022
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters and Litigation		Workplace and Workforce Realignment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$692	$119	A	—		$—		$119	$811
Gas Utilities and Infrastructure	191	—		—		—		—	191
Total Reportable Segment Income	883	119		—		—		119	1,002
Other	(257)	19	B	105	C	—		124	(133)
Intercompany Eliminations	1	—		—		$(1)		(1)	—
Discontinued Operations	(1,277)	—		—		1,277	D	1,277	—
Net Income Available to Duke Energy Corporation Common Stockholders	$(650)	$138		$105		$1,276		$1,519	$869
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(0.86)	$0.17		$0.14		$1.66		$1.97	$1.11
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $42 million tax benefit. $175 million recorded within Impairment of assets and other charges and $14 million within Noncontrolling Interests related to the Duke Energy Indiana court ruling on the Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million recorded within Operations, maintenance and other related to litigation on the Consolidated Statements of Operations.
C – Net of $31 million tax benefit. $72 million recorded within Impairment of assets and other charges, $71 million recorded within Operations, maintenance and other and a $7 million gain recorded in
Gains on sales of other assets and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated
Statements of Operations.

D – Recorded in Loss from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2022
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters and Litigation		Workplace and Workforce Realignment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$3,929	$276	A	$—		$—		$276	$4,205
Gas Utilities and Infrastructure	468			—		—		—	468
Total Reportable Segment Income	4,397	276		—		—		276	4,673
Other	(737)	19	B	105	C	—		124	(613)
Intercompany Eliminations	(1)	—		—		1		1	—
Discontinued Operations	(1,215)	—		—		1,215	D	1,215	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,444	$295		$105		$1,216		$1,616	$4,060
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.17	$0.39		$0.14		$1.57		$2.10	$5.27

A – Net of $122 million tax benefit. $386 million recorded within Impairment of assets and other charges, $46 million within Regulated electric (Operating revenues) and $34 million within Noncontrolling Interests related to the Duke Energy Indiana court rulings on the Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million recorded within Operations, maintenance and other related to litigation on the Consolidated Statements of Operations.
C – Net of $31 million tax benefit. $72 million recorded within Impairment of assets and other charges, $71 million recorded within Operations, maintenance and other and a $7 million gain recorded in Gains on sales of other assets and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
D – Recorded in Loss from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2023
(Dollars in millions)

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes From Continuing Operations Before Income Taxes	$1,257		$4,767
Regulatory Matters	(27)		84
Organizational Optimization	124		124
Noncontrolling Interests	(29)		(121)
Preferred Dividends	(14)		(106)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,311		$4,748

Reported Income Tax Expense From Continuing Operations	$122	9.7%	$438	9.2%
Regulatory Matters	(7)		20
Organizational Optimization	29		29
Noncontrolling interest portion of income taxes(a)	(7)		(24)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$137	10.5%	$463	9.8%

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$638		$4,078
Regulatory Settlements	200		457
Workplace and Workforce Realignment	136		136
Noncontrolling Interests	(11)		(56)
Preferred Dividends	(14)		(106)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$949		$4,509

Reported Income Tax Expense From Continuing Operations	$3	0.5%	$300	7.4%
Regulatory Matters and Litigation	48		128
Workplace and Workforce Realignment	31		31
Noncontrolling interest portion of income taxes(a)	(2)		(10)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$80	8.4%	$449	10.0%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2023 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 QTD Reported Earnings Per Share	$0.90	$0.25	$(0.35)	$(1.66)	$(0.86)
Workplace and Workforce Realignment	—	—	0.14	—	0.14
Regulatory Matters and Litigation	0.15	—	0.02	—	0.17
Discontinued Operations	—	—	—	1.66	1.66
2022 QTD Adjusted Earnings Per Share	$1.05	$0.25	$(0.19)	$—	$1.11
Weather	(0.05)	—	—	—	(0.05)
Volume	0.04	—	—	—	0.04
Riders and Other Retail Margin(a)	0.08	0.01	—	—	0.09
Rate case impacts, net(b)	0.13	—	—	—	0.13
Wholesale(c)	0.04	—	—	—	0.04
Operations and maintenance, net of recoverables(d)	0.16	—	—	—	0.16
Interest Expense(e)	(0.07)	(0.01)	(0.05)	—	(0.13)
Depreciation and amortization(e)	(0.06)	—	—	—	(0.06)
Other(f)	0.13	—	0.05	—	0.18
Total variance	$0.40	$—	$—	$—	$0.40
2023 QTD Adjusted Earnings Per Share	$1.45	$0.25	$(0.19)	$—	$1.51
Organizational Optimization	—	—	(0.13)	—	(0.13)
Regulatory Matters	0.03	—	—	—	0.03
Discontinued Operations	—	—	—	(0.14)	(0.14)
2023 QTD Reported Earnings Per Share	$1.48	$0.25	$(0.32)	$(0.14)	$1.27

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 770 million shares to 771 million.
(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.04) and favorable fuel and purchased power (+$0.02).
(b)    Electric Utilities and Infrastructure includes impacts from the Duke Energy Progress (DEP) South Carolina rates, effective April 2023 and DEP North Carolina interim rates, effective June 2023 (+$0.05), Duke Energy Florida (DEF) multiyear rate plan including DOE nuclear fuel storage funding (+$0.04), Duke Energy Carolinas (DEC) North Carolina interim rates, effective September 2023, (+$0.03) and Duke Energy Ohio (DEO) and Duke Energy Kentucky (DEK) rates, effective January 2023 and October 2023, respectively (+$0.01). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Primarily due to higher capacity rates.
(d)    Electric Utilities and Infrastructure is primarily due to lower costs as a result of cost management initiatives, lower customer experience and solutions costs and lower storm costs.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes lower tax expense. Other primarily includes franchise tax benefits.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2023 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 YTD Reported Earnings Per Share	$5.09	$0.61	$(0.96)	$(1.57)	$3.17
Regulatory Matters and Litigation	0.37		0.02	—	0.39
Workplace and Workforce Realignment	—	—	0.14	—	0.14
Discontinued Operations	—	—	—	1.57	1.57
2022 YTD Adjusted Earnings Per Share	$5.46	$0.61	$(0.80)	$—	$5.27
Weather	(0.34)	—	—	—	(0.34)
Volume	(0.17)	—	—	—	(0.17)
Riders and Other Retail Margin(a)	0.36	0.08	—	—	0.44
Rate case impacts, net(b)	0.35		—	—	0.35
Wholesale	(0.01)	—	—	—	(0.01)
Operations and maintenance, net of recoverables(c)	0.35	0.02	—	—	0.37
Interest Expense(d)	(0.30)	(0.03)	(0.28)	—	(0.61)
AFUDC Equity	(0.01)	—	—	—	(0.01)
Depreciation and amortization(d)	(0.17)	(0.01)	—	—	(0.18)
Other(e)	0.04	0.01	0.40	—	0.45
Total variance	$0.10	$0.07	$0.12	$—	$0.29
2023 YTD Adjusted Earnings Per Share	$5.56	$0.68	$(0.68)	$—	$5.56
Organizational Optimization	—	—	(0.13)	—	(0.13)
Regulatory Matters	(0.08)	—	—	—	(0.08)
Discontinued Operations	—	—	—	(1.81)	(1.81)
2023 YTD Reported Earnings Per Share	$5.48	$0.68	$(0.81)	$(1.81)	$3.54

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 770 million shares to 771 million.

(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.13), favorable fuel and purchased power (+$0.12) and revenues from customer programs (+$0.05).
(b)    Electric Utilities and Infrastructure includes impacts from the DEF multiyear rate plan (+$0.06), DOE nuclear fuel storage funding at DEF (+$0.14), DEP South Carolina rates, effective April 2023 and DEP North Carolina interim rates, effective June 2023 (+$0.10), DEC North Carolina interim rates, effective September 2023, (+$0.03) and DEO and DEK rates, effective January 2023 and October 2023, respectively (+$0.02). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Electric Utilities and Infrastructure is primarily due to lower costs as a result of cost management initiatives, lower customer experience and solutions costs and lower storm costs.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Other includes a favorable adjustment related to certain allowable tax deductions (+$0.16), higher returns on investments (+$0.16) and franchise tax benefits.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2023	2022	2021
Operating Revenues
Regulated electric	$26,617	$25,759	$22,319
Regulated natural gas	2,152	2,724	2,008
Nonregulated electric and other	291	285	294
Total operating revenues	29,060	28,768	24,621
Operating Expenses
Fuel used in electric generation and purchased power	9,086	8,782	6,255
Cost of natural gas	593	1,276	705
Operation, maintenance and other	5,625	5,734	5,703
Depreciation and amortization	5,253	5,086	4,762
Property and other taxes	1,400	1,466	1,355
Impairment of assets and other charges	85	434	353
Total operating expenses	22,042	22,778	19,133
Gains on Sales of Other Assets and Other, net	52	22	12
Operating Income	7,070	6,012	5,500
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	113	113	62
Other income and expenses, net	598	392	636
Total other income and expenses	711	505	698
Interest Expense	3,014	2,439	2,207
Income From Continuing Operations Before Income Taxes	4,767	4,078	3,991
Income Tax Expense From Continuing Operations	438	300	268
Income From Continuing Operations	4,329	3,778	3,723
Loss From Discontinued Operations, net of tax	(1,455)	(1,323)	(144)
Net Income	2,874	2,455	3,579
Add: Net (Income) Loss Attributable to Noncontrolling Interests	(33)	95	329
Net Income Attributable to Duke Energy Corporation	2,841	2,550	$3,908
Less: Preferred Dividends	106	106	106
Net Income Available to Duke Energy Corporation Common Stockholders	$2,735	$2,444	$3,802

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$5.35	$4.74	$4.68
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(1.81)	$(1.57)	$0.26
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$3.54	$3.17	$4.94
Weighted average shares outstanding
Basic and Diluted	771	770	769

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$253	$409
Receivables (net of allowance for doubtful accounts of $55 at 2023 and $40 at 2022)	1,112	1,309
Receivables of VIEs (net of allowance for doubtful accounts of $150 at 2023 and $176 at 2022)	3,019	3,106
Inventory (includes $462 at 2023 related to VIEs)	4,292	3,584
Regulatory assets (includes $110 at 2023 and $106 at 2022 related to VIEs)	3,648	3,485
Assets held for sale	14	356
Other (includes $90 at 2023 and $116 at 2022 related to VIEs)	431	973
Total current assets	12,769	13,222
Property, Plant and Equipment
Cost	171,351	163,839
Accumulated depreciation and amortization	(56,038)	(52,100)
Facilities to be retired, net	2	9
Net property, plant and equipment	115,315	111,748
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,642 at 2023 and $1,715 at 2022 related to VIEs)	13,618	14,645
Nuclear decommissioning trust funds	10,143	8,637
Operating lease right-of-use assets, net	1,092	1,042
Investments in equity method unconsolidated affiliates	492	455
Assets held for sale	197	5634
Other (includes $49 at 2023 and $52 at 2022 related to VIEs)	3,964	3,400
Total other noncurrent assets	48,809	53,116
Total Assets	$176,893	$178,086
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $188 at 2023 related to VIEs)	$4,228	$4,754
Notes payable and commercial paper	4,288	3,952
Taxes accrued	816	722
Interest accrued	745	626
Current maturities of long-term debt (includes $428 at 2023 and $350 at 2022 related to VIEs)	2,800	3,878
Asset retirement obligations	596	773
Regulatory liabilities	1,369	1,466
Liabilities associated with assets held for sale	122	535
Other	2,319	2,167
Total current liabilities	17,283	18,873
Long-Term Debt (includes $3,000 at 2023 and $3,108 at 2022 related to VIEs)	72,452	65,873
Other Noncurrent Liabilities
Deferred income taxes	10,556	9,964
Asset retirement obligations	8,560	11,955
Regulatory liabilities	14,039	13,582
Operating lease liabilities	917	876
Accrued pension and other post-retirement benefit costs	485	832
Investment tax credits	864	849
Liabilities associated with assets held for sale	157	1927
Other (includes $35 at 2023 related to VIEs)	1,393	1,502
Total other noncurrent liabilities	36,971	41,487
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2023 and 2022	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2023 and 2022	989	989
Common Stock, $0.001 par value, 2 billion shares authorized; 771 million and 770 million shares outstanding at 2023 and 2022	1	1
Additional paid-in capital	44,920	44,862
Retained earnings	2,235	2,637
Accumulated other comprehensive loss	(6)	(140)
Total Duke Energy Corporation stockholders' equity	49,112	49,322
Noncontrolling interests	1,075	2,531
Total equity	50,187	51,853
Total Liabilities and Equity	$176,893	$178,086

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,874	$2,455	$3,579
Adjustments to reconcile net income to net cash provided by operating activities	6,914	3,472	4,711
Net cash provided by operating activities	9,788	5,927	8,290

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(12,475)	(11,973)	(10,935)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,441	6,129	2,609

Net (decrease) increase in cash, cash equivalents and restricted cash	(246)	83	(36)
Cash, cash equivalents and restricted cash at beginning of period	603	520	556
Cash, cash equivalents and restricted cash at end of period	$357	$603	$520

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,495	$—	$—	$(18)	$6,477
Regulated natural gas	—	677	—	(22)	655
Nonregulated electric and other	63	6	36	(25)	80
Total operating revenues	6,558	683	36	(65)	7,212
Operating Expenses
Fuel used in electric generation and purchased power	2,119	—	—	(20)	2,099
Cost of natural gas	—	159	—	—	159
Operation, maintenance and other	1,301	123	133	(45)	1,512
Depreciation and amortization	1,191	92	64	(7)	1,340
Property and other taxes	243	36	(15)	—	264
Impairment of assets and other charges	(25)	—	14	—	(11)
Total operating expenses	4,829	410	196	(72)	5,363
(Losses) Gains on Sales of Other Assets and Other, net	(2)	1	8	(1)	6
Operating Income (Loss)	1,727	274	(152)	6	1,855
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	7	19	—	28
Other income and expenses, net	127	13	71	(44)	167
Total Other Income and Expenses	129	20	90	(44)	195
Interest Expense	486	59	287	(39)	793
Income (Loss) from Continuing Operations Before Income Taxes	1,370	235	(349)	1	1,257
Income Tax Expense (Benefit) from Continuing Operations	211	45	(135)	1	122
Income (Loss) from Continuing Operations	1,159	190	(214)	—	1,135
Less: Net Income (Loss) Attributable to Noncontrolling Interest	24	(2)	—	—	22
Income from Continuing Operations Attributable to Duke Energy Corporation	1,135	192	(214)	—	1,113
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,135	$192	$(228)	$—	$1,099
Discontinued Operations					(108)
Net Income Available to Duke Energy Corporation Common Stockholders					$991

Segment Income/Other Net Loss	$1,135	$192	$(228)	$—	$1,099
Special Items	(20)	—	95	—	75
Adjusted Earnings(a)	$1,115	$192	$(133)	$—	$1,174

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$26,685	$—	$—	$(68)	$26,617
Regulated natural gas	—	2,242	—	(90)	2,152
Nonregulated electric and other	236	24	134	(103)	291
Total operating revenues	26,921	2,266	134	(261)	29,060
Operating Expenses
Fuel used in electric generation and purchased power	9,164	—	—	(78)	9,086
Cost of natural gas	—	593	—	—	593
Operation, maintenance and other	5,309	455	36	(175)	5,625
Depreciation and amortization	4,684	349	248	(28)	5,253
Property and other taxes	1,320	129	(49)	—	1,400
Impairment of assets and other charges	75	(4)	14	—	85
Total operating expenses	20,552	1,522	249	(281)	22,042
Gains on Sales of Other Assets and Other, net	28	—	24	—	52
Operating Income (Loss)	6,397	744	(91)	20	7,070
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	7	40	66	—	113
Other income and expenses, net	510	66	192	(170)	598
Total Other Income and Expenses	517	106	258	(170)	711
Interest Expense	1,850	217	1,097	(150)	3,014
Income (Loss) from Continuing Operations Before Income Taxes	5,064	633	(930)	—	4,767
Income Tax Expense (Benefit) from Continuing Operations	742	116	(420)	—	438
Income (Loss) from Continuing Operations	4,322	517	(510)	—	4,329
Less: Net Income Attributable to Noncontrolling Interest	99	(2)	—	—	97
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	4,223	519	(510)	—	4,232
Less: Preferred Dividends	—	—	106	—	106
Segment Income/Other Net Loss	$4,223	$519	$(616)	$—	$4,126
Discontinued Operations					(1,391)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,735

Segment Income/Other Net Loss	$4,223	$519	$(616)	$—	$4,126
Special Items	64	—	95	—	159
Adjusted Earnings(a)	$4,287	$519	$(521)	$—	$4,285

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,386	$—	$—	$(8)	$6,378
Regulated natural gas	—	922	—	(22)	900
Nonregulated electric and other	62	6	31	(26)	73
Total operating revenues	6,448	928	31	(56)	7,351
Operating Expenses
Fuel used in electric generation and purchased power	2,381	—	—	(20)	2,361
Cost of natural gas	—	417	—	—	417
Operation, maintenance and other	1,343	122	81	(35)	1,511
Depreciation and amortization	1,139	86	74	(6)	1,293
Property and other taxes	311	35	2	—	348
Impairment of assets and other charges	160	—	72	—	232
Total operating expenses	5,334	660	229	(61)	6,162
(Loss) Gain on Sales of Other Assets and Other, net	(5)	(3)	13	—	5
Operating Income (Loss)	1,109	265	(185)	5	1,194
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	1	6	14	—	21
Other income and expenses, net	85	11	56	(50)	102
Total Other Income and Expenses	86	17	70	(50)	123
Interest Expense	421	55	249	(46)	679
Income (Loss) from Continuing Operations Before Income Taxes	774	227	(364)	1	638
Income Tax Expense (Benefit) from Continuing Operations	88	36	(121)	—	3
Income (Loss) from Continuing Operations	686	191	(243)	1	635
Less: Net Income Attributable to Noncontrolling Interest	(6)	—	—	—	(6)
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	692	191	(243)	1	641
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$692	$191	$(257)	$1	$627
Discontinued Operations					(1,277)
Net Income Available to Duke Energy Corporation Common Stockholders					$(650)

Segment Income/Other Net Loss	$692	$191	$(257)	$1	$627
Special Items	119	—	124	(1)	242
Adjusted Earnings(a)	$811	$191	$(133)	$—	$869
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$25,790	$—	$2	$(33)	$25,759
Regulated natural gas	—	2,816	—	(92)	2,724
Nonregulated electric and other	234	24	120	(93)	285
Total operating revenues	26,024	2,840	122	(218)	28,768
Operating Expenses
Fuel used in electric generation and purchased power	8,862	—	—	(80)	8,782
Cost of natural gas	—	1,276	—	—	1,276
Operation, maintenance and other	5,354	532	(23)	(129)	5,734
Depreciation and amortization	4,550	327	236	(27)	5,086
Property and other taxes	1,315	138	13	—	1,466
Impairment of assets and other charges	374	(12)	72	—	434
Total operating expenses	20,455	2,261	298	(236)	22,778
Gain on Sales of Other Assets and Other, net	7	1	14	—	22
Operating Income (Loss)	5,576	580	(162)	18	6,012
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	7	20	86	—	113
Other income and expenses, net	460	58	(21)	(105)	392
Total Other Income and Expenses	467	78	65	(105)	505
Interest Expense	1,565	182	778	(86)	2,439
Income (Loss) from Continuing Operations Before Income Taxes	4,478	476	(875)	(1)	4,078
Income Tax Expense (Benefit) from Continuing Operations	536	8	(244)	—	300
Income (Loss) from Continuing Operations	3,942	468	(631)	(1)	3,778
Less: Net Income Attributable to Noncontrolling Interest	13	—	—	—	13
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	3,929	468	(631)	(1)	3,765
Less: Preferred Dividends	—	—	106	—	106
Segment Income/Other Net Loss	$3,929	$468	$(737)	$(1)	$3,659
Discontinued Operations					(1,215)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,444

Segment Income/Other Net Loss	$3,929	$468	$(737)	$(1)	$3,659
Special Items	276	—	124	1	401
Adjusted Earnings(a)	$4,205	$468	$(613)	$—	$4,060
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$84	$8	$161	$—	$253
Receivables, net	722	357	33	—	1,112
Receivables of variable interest entities, net	3,020	—	—	(1)	3,019
Receivables from affiliated companies	474	86	494	(1,054)	—
Notes receivable from affiliated companies	—	—	3,118	(3,118)	—
Inventory	4,130	129	33	—	4,292
Regulatory assets	3,355	179	114	—	3,648
Assets held for sale	—	—	14	—	14
Other	342	37	50	2	431
Total current assets	12,127	796	4,017	(4,171)	12,769
Property, Plant and Equipment
Cost	151,893	16,623	2,921	(86)	171,351
Accumulated depreciation and amortization	(51,020)	(3,360)	(1,658)	—	(56,038)
Facilities to be retired, net	—	2	—	—	2
Net property, plant and equipment	100,873	13,265	1,263	(86)	115,315
Other Noncurrent Assets
Goodwill	17,380	1,924	—	(1)	19,303
Regulatory assets	12,326	817	475	—	13,618
Nuclear decommissioning trust funds	10,143	—	—	—	10,143
Operating lease right-of-use assets, net	760	4	328	—	1,092
Investments in equity method unconsolidated affiliates	97	259	136	—	492
Investment in consolidated subsidiaries	448	7	70,211	(70,666)	—
Assets held for sale	—	—	197	—	197
Other	2,348	325	1,915	(624)	3,964
Total other noncurrent assets	43,502	3,336	73,262	(71,291)	48,809
Total Assets	156,502	17,397	78,542	(75,548)	176,893
Segment reclassifications, intercompany balances and other	(1,053)	(48)	(74,447)	75,548	—
Segment Assets	$155,449	$17,349	$4,095	$—	$176,893

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,117	$400	$710	$1	$4,228
Accounts payable to affiliated companies	588	92	304	(984)	—
Notes payable to affiliated companies	2,402	754	—	(3,156)	—
Notes payable and commercial paper	—	—	4,288	—	4,288
Taxes accrued	1,081	40	(305)	—	816
Interest accrued	464	43	240	(2)	745
Current maturities of long-term debt	740	42	2,024	(6)	2,800
Asset retirement obligations	596	—	—	—	596
Regulatory liabilities	1,251	119	—	(1)	1,369
Liabilities associated with assets held for sale	—	—	122	—	122
Other	1,744	82	523	(30)	2,319
Total current liabilities	11,983	1,572	7,906	(4,178)	17,283
Long-Term Debt	44,995	4,395	23,142	(80)	72,452
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	12,067	1,380	(2,891)	—	10,556
Asset retirement obligations	8,474	85	—	1	8,560
Regulatory liabilities	12,751	1,255	34	(1)	14,039
Operating lease liabilities	682	11	224	—	917
Accrued pension and other post-retirement benefit costs	252	30	204	(1)	485
Investment tax credits	863	1	—	—	864
Liabilities associated with assets held for sale	—	—	157	—	157
Other	806	224	549	(186)	1,393
Total other noncurrent liabilities	35,895	2,986	(1,723)	(187)	36,971
Equity
Total Duke Energy Corporation stockholders' equity	62,011	8,428	49,151	(70,478)	49,112
Noncontrolling interests	1,000	9	66	—	1,075
Total equity	63,011	8,437	49,217	(70,478)	50,187
Total Liabilities and Equity	156,502	17,397	78,542	(75,548)	176,893
Segment reclassifications, intercompany balances and other	(1,053)	(48)	(74,447)	75,548	—
Segment Liabilities and Equity	$155,449	$17,349	$4,095	$—	$176,893

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,133	$1,644	$1,580	$457	$793	$(49)	$6,558
Operating Expenses
Fuel used in electric generation and purchased power	701	518	605	123	237	(65)	2,119
Operation, maintenance and other	421	300	321	83	175	1	1,301
Depreciation and amortization	407	331	211	71	166	5	1,191
Property and other taxes	44	21	77	83	17	1	243
Impairment of assets and other charges	(26)	(2)	—	2	(1)	2	(25)
Total operating expenses	1,547	1,168	1,214	362	594	(56)	4,829
Gains (Losses) on Sales of Other Assets and Other, net	—	1	1	1	—	(5)	(2)
Operating Income	586	477	367	96	199	2	1,727
Other Income and Expenses, net(b)	58	30	24	5	18	(6)	129
Interest Expense	182	112	108	30	56	(2)	486
Income Before Income Taxes	462	395	283	71	161	(2)	1,370
Income Tax Expense	61	55	60	12	32	(9)	211
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	24	24
Segment Income	$401	$340	$223	$59	$129	$(17)	$1,135
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $22 million for Duke Energy Carolinas, $14 million for Duke Energy Progress, $5 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $3 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$8,288	$6,488	$7,036	$1,868	$3,399	$(158)	$26,921
Operating Expenses
Fuel used in electric generation and purchased power	2,524	2,203	2,823	608	1,217	(211)	9,164
Operation, maintenance and other	1,689	1,342	1,212	351	695	20	5,309
Depreciation and amortization	1,593	1,266	885	257	666	17	4,684
Property and other taxes	320	164	480	294	59	3	1,320
Impairment of assets and other charges	44	29	(1)	2	(1)	2	75
Total operating expenses	6,170	5,004	5,399	1,512	2,636	(169)	20,552
Gains (Losses) on Sales of Other Assets and Other, net	26	3	2	1	—	(4)	28
Operating Income	2,144	1,487	1,639	357	763	7	6,397
Other Income and Expenses, net(b)	241	125	80	28	77	(34)	517
Interest Expense	686	427	413	116	213	(5)	1,850
Income Before Income Taxes	1,699	1,185	1,306	269	627	(22)	5,064
Income Tax Expense	162	158	268	42	115	(3)	742
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	99	$99
Segment Income	$1,537	$1,027	$1,038	$227	$512	$(118)	$4,223
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $91 million for Duke Energy Carolinas, $52 million for Duke Energy Progress, $15 million for Duke Energy Florida, $5 million for Duke Energy Ohio and $10 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$9	$18	$24	$17	$8	$8	$84
Receivables, net	265	139	83	69	156	10	722
Receivables of variable interest entities, net	991	833	532	—	—	664	3,020
Receivables from affiliated companies	203	16	238	273	197	(453)	474
Inventory	1,484	1,227	674	163	582	—	4,130
Regulatory assets	1,564	942	720	29	102	(2)	3,355
Other	31	71	50	97	98	(5)	342
Total current assets	4,547	3,246	2,321	648	1,143	222	12,127
Property, Plant and Equipment
Cost	56,670	39,283	28,353	8,585	18,900	102	151,893
Accumulated depreciation and amortization	(19,896)	(15,227)	(7,067)	(2,349)	(6,501)	20	(51,020)
Net property, plant and equipment	36,774	24,056	21,286	6,236	12,399	122	100,873
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,784	17,380
Regulatory assets	3,916	4,546	1,883	378	894	709	12,326
Nuclear decommissioning trust funds	5,686	4,075	382	—	—	—	10,143
Operating lease right-of-use assets, net	78	318	299	15	50	—	760
Investments in equity method unconsolidated affiliates	—	—	1	—	—	96	97
Investment in consolidated subsidiaries	36	19	8	381	4	—	448
Other	1,110	682	428	62	326	(260)	2,348
Total other noncurrent assets	10,826	9,640	3,001	1,432	1,274	17,329	43,502
Total Assets	52,147	36,942	26,608	8,316	14,816	17,673	156,502
Segment reclassifications, intercompany balances and other	(239)	(122)	(246)	(338)	150	(258)	(1,053)
Reportable Segment Assets	$51,908	$36,820	$26,362	$7,978	$14,966	$17,415	$155,449
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,183	$634	$738	$247	$300	$15	$3,117
Accounts payable to affiliated companies	195	332	135	16	176	(266)	588
Notes payable to affiliated companies	668	891	152	398	256	37	2,402
Taxes accrued	297	184	190	348	70	(8)	1,081
Interest accrued	179	114	86	31	54	—	464
Current maturities of long-term debt	19	72	589	—	4	56	740
Asset retirement obligations	224	244	1	6	120	1	596
Regulatory liabilities	587	300	118	36	209	1	1,251
Other	669	482	350	64	184	(5)	1,744
Total current liabilities	4,021	3,253	2,359	1,146	1,373	(169)	11,983
Long-Term Debt	15,693	11,492	9,812	2,863	4,348	787	44,995
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,432	2,568	2,735	839	1,436	57	12,067
Asset retirement obligations	3,789	3,626	274	71	689	25	8,474
Regulatory liabilities	5,990	4,375	708	242	1,459	(23)	12,751
Operating lease liabilities	75	293	251	15	46	2	682
Accrued pension and other post-retirement benefit costs	57	146	98	70	115	(234)	252
Investment tax credits	301	129	242	5	186	—	863
Other	582	103	86	52	1	(18)	806
Total other noncurrent liabilities	15,226	11,240	4,394	1,294	3,932	(191)	35,895
Equity
Total Duke Energy Corporation stockholders' equity	16,907	10,807	10,043	2,995	5,013	16,246	62,011
Noncontrolling interests(c)	—	—	—	—	—	1,000	1,000
Equity	16,907	10,807	10,043	2,995	5,013	17,246	63,011
Total Liabilities and Equity	52,147	36,942	26,608	8,316	14,816	17,673	156,502
Segment reclassifications, intercompany balances and other	(239)	(122)	(246)	(338)	150	(258)	(1,053)
Reportable Segment Liabilities and Equity	$51,908	$36,820	$26,362	$7,978	$14,966	$17,415	$155,449
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$175	$509	$—	$(1)	$683
Operating Expenses
Cost of natural gas	45	114	—	—	159
Operation, maintenance and other	33	91	—	(1)	123
Depreciation and amortization	29	62	1	—	92
Property and other taxes	23	13	—	—	36
Impairment of assets and other charges	—	—	—	—	—
Total operating expenses	130	280	1	(1)	410
Gains on Sales of Other Assets and Other, net	1	—	—	—	1
Operating Income (Loss)	46	229	(1)	—	274
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	7	—	7
Other income and expenses, net	3	16	(4)	(2)	13
Total other income and expenses	3	16	3	(2)	20
Interest Expense	15	45	—	(1)	59
Income Before Income Taxes	34	200	2	(1)	235
Income Tax Expense	5	39	2	(1)	45
Add: Loss Attributable to Noncontrolling Interest	—	—	2	—	2
Segment Income	$29	$161	$2	$—	$192
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$639	$1,628	$—	$(1)	$2,266
Operating Expenses
Cost of natural gas	163	430	—	—	593
Operation, maintenance and other	118	336	2	(1)	455
Depreciation and amortization	110	237	1	1	349
Property and other taxes	70	59	—	—	129
Impairment of assets and other charges	—	(4)	—	—	(4)
Total operating expenses	461	1,058	3	—	1,522
Operating Income (Loss)	178	570	(3)	(1)	744
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	40	—	40
Other income and expenses, net	14	59	(6)	(1)	66
Total other income and expenses	14	59	34	(1)	106
Interest Expense	53	165	—	(1)	217
Income Before Income Taxes	139	464	31	(1)	633
Income Tax Expense	23	84	9	—	116
Add: Loss Attributable to Noncontrolling Interest	$—	$—	$2	—	$2
Segment Income	$116	$380	$24	$(1)	$519
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities and losses from the cancellation of the ACP pipeline.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$7	$—	$1	$—	$8
Receivables, net	43	311	3	—	357
Receivables from affiliated companies	—	84	74	(72)	86
Inventory	16	112	—	1	129
Regulatory assets	18	161	—	—	179
Other	24	6	7	—	37
Total current assets	108	674	85	(71)	796
Property, Plant and Equipment
Cost	4,625	11,907	92	(1)	16,623
Accumulated depreciation and amortization	(1,101)	(2,260)	—	1	(3,360)
Facilities to be retired, net	—	2	—	—	2
Net property, plant and equipment	3,524	9,649	92	—	13,265
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	325	410	—	82	817
Operating lease right-of-use assets, net	1	4	—	(1)	4
Investments in equity method unconsolidated affiliates	—	—	254	5	259
Investment in consolidated subsidiaries	—	—	—	7	7
Other	20	276	29	—	325
Total other noncurrent assets	670	739	283	1,644	3,336
Total Assets	4,302	11,062	460	1,573	17,397
Segment reclassifications, intercompany balances and other	44	(84)	(74)	66	(48)
Reportable Segment Assets	$4,346	$10,978	$386	$1,639	$17,349
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$76	$315	$9	$—	$400
Accounts payable to affiliated companies	41	93	30	(72)	92
Notes payable to affiliated companies	215	538	—	1	754
Taxes accrued	(42)	86	(4)	—	40
Interest accrued	4	39	—	—	43
Current maturities of long-term debt	—	40	—	2	42
Regulatory liabilities	20	98	—	1	119
Other	4	76	4	(2)	82
Total current liabilities	318	1,285	39	(70)	1,572
Long-Term Debt	630	3,628	70	67	4,395
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	436	919	23	2	1,380
Asset retirement obligations	59	26	—	—	85
Regulatory liabilities	255	988	—	12	1,255
Operating lease liabilities	1	10	—	—	11
Accrued pension and other post-retirement benefit costs	22	8	—	—	30
Investment tax credits	—	1	—	—	1
Other	47	172	6	(1)	224
Total other noncurrent liabilities	820	2,124	29	13	2,986
Equity
Total Duke Energy Corporation stockholders' equity	2,527	4,025	313	1,563	8,428
Noncontrolling interests	—	—	9	—	9
Equity	2,527	4,025	322	1,563	8,437
Total Liabilities and Equity	4,302	11,062	460	1,573	17,397
Segment reclassifications, intercompany balances and other	44	(84)	(74)	66	(48)
Reportable Segment Liabilities and Equity	$4,346	$10,978	$386	$1,639	$17,349
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	18,602	18,686	(0.4%)	(0.4%)	85,107	87,671	(2.9%)	(1.5%)
General Service	18,254	18,250	—%	1.8%	76,961	77,259	(0.4%)	(0.6%)
Industrial	11,238	11,436	(1.7%)	(8.1%)	47,673	49,180	(3.1%)	(5.9%)
Other Energy Sales	139	130	6.9%	n/a	570	558	2.2%	n/a
Unbilled Sales	1,258	2,426	(48.1%)	n/a	(1,261)	3,606	(135.0%)	n/a
Total Retail Sales	49,491	50,928	(2.8%)	(1.4)%	209,050	218,274	(4.2%)	(2.2%)
Wholesale and Other	10,348	10,307	0.4%		42,212	45,538	(7.3%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	59,839	61,235	(2.3%)		251,262	263,812	(4.8%)

Average Number of Customers (Electric)
Residential	7,312,926	7,166,766	2.0%		7,252,831	7,121,050	1.9%
General Service	1,040,029	1,036,798	0.3%		1,037,303	1,035,271	0.2%
Industrial	15,895	16,320	(2.6%)		16,098	16,336	(1.5%)
Other Energy Sales	23,968	24,277	(1.3%)		24,111	24,360	(1.0%)
Total Retail Customers	8,392,818	8,244,161	1.8%		8,330,343	8,197,017	1.6%
Wholesale and Other	50	45	11.1%		49	40	22.5%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,392,868	8,244,206	1.8%		8,330,392	8,197,057	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	8,598	8,588	0.1%		34,065	37,261	(8.6%)
Nuclear	18,796	17,674	6.3%		74,966	73,109	2.5%
Hydro	260	415	(37.3%)		1,916	1,856	3.2%
Natural Gas and Oil	19,657	22,340	(12.0%)		88,100	93,649	(5.9%)
Renewable Energy	591	507	16.6%		2,795	2,347	19.1%
Total Generation(d)	47,902	49,524	(3.3%)		201,842	208,222	(3.1%)
Purchased Power and Net Interchange(e)	14,724	14,409	2.2%		62,504	66,587	(6.1%)
Total Sources of Energy	62,626	63,933	(2.0%)		264,346	274,809	(3.8%)
Less: Line Loss and Other	2,787	2,698	3.3%		13,084	10,997	19.0%
Total GWh Sources	59,839	61,235	(2.3%)		251,262	263,812	(4.8%)

Owned Megawatt (MW) Capacity(c)
Summer					50,321	49,866
Winter					54,762	54,715
Nuclear Capacity Factor (%)(f)					96	94

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,290	6,269	0.3%		28,348	29,377	(3.5%)
General Service	7,327	6,881	6.5%		29,816	29,531	1.0%
Industrial	4,675	4,942	(5.4%)		19,736	20,811	(5.2%)
Other Energy Sales	70	70	—%		279	296	(5.7%)
Unbilled Sales	546	981	(44.3%)		(331)	1,263	(126.2%)
Total Retail Sales	18,908	19,143	(1.2%)	0.1%	77,848	81,278	(4.2%)	(1.7%)
Wholesale and Other	2,360	2,647	(10.8%)		9,787	9,637	1.6%
Total Consolidated Electric Sales – Duke Energy Carolinas	21,268	21,790	(2.4%)		87,635	90,915	(3.6%)

Average Number of Customers
Residential	2,450,456	2,395,446	2.3%		2,428,460	2,378,411	2.1%
General Service	401,216	400,478	0.2%		400,097	400,091	—%
Industrial	5,976	6,101	(2.0%)		6,047	6,066	(0.3%)
Other Energy Sales	11,164	11,232	(0.6%)		11,204	11,238	(0.3%)
Total Retail Customers	2,868,812	2,813,257	2.0%		2,845,808	2,795,806	1.8%
Wholesale and Other	25	20	25.0%		26	17	52.9%
Total Average Number of Customers – Duke Energy Carolinas	2,868,837	2,813,277	2.0%		2,845,834	2,795,823	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,557	1,959	30.5%		9,079	8,025	13.1%
Nuclear	10,712	11,282	(5.1%)		44,004	44,225	(0.5%)
Hydro	76	243	(68.7%)		918	999	(8.1%)
Natural Gas and Oil	5,284	7,112	(25.7%)		25,323	28,563	(11.3%)
Renewable Energy	75	103	(27.2%)		341	492	(30.7%)
Total Generation(d)	18,704	20,699	(9.6%)		79,665	82,304	(3.2%)
Purchased Power and Net Interchange(e)	3,478	2,191	58.7%		12,119	12,628	(4.0%)
Total Sources of Energy	22,182	22,890	(3.1%)		91,784	94,932	(3.3%)
Less: Line Loss and Other	914	1,100	(16.9%)		4,149	4,017	3.3%
Total GWh Sources	21,268	21,790	(2.4%)		87,635	90,915	(3.6%)

Owned MW Capacity(c)
Summer					19,691	19,492
Winter					20,735	20,653
Nuclear Capacity Factor (%)(f)					95	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,117	1,301	(14.1%)		2,576	3,124	(17.5%)
Cooling Degree Days	45	21	114.3%		1,440	1,628	(11.5%)

Variance from Normal
Heating Degree Days	(9.3%)	5.1%			(19.0%)	(1.8%)
Cooling Degree Days	3.3%	(50.9%)			(7.6%)	4.3%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,890	3,891	—%		17,742	18,499	(4.1%)
General Service	3,363	3,662	(8.2%)		14,717	15,332	(4.0%)
Industrial	2,285	2,466	(7.3%)		9,692	11,037	(12.2%)
Other Energy Sales	22	21	4.8%		85.97	89	(3.4%)
Unbilled Sales	438	401	9.2%		(346)	(106)	(226%)
Total Retail Sales	9,998	10,441	(4.2%)	(3.4%)	41,891	44,851	(6.6%)	(3.9%)
Wholesale and Other	6,216	5,502	13.0%		24,826	25,584	(3.0%)
Total Consolidated Electric Sales – Duke Energy Progress	16,214	15,943	1.7%		66,717	70,435	(5.3%)

Average Number of Customers
Residential	1,478,243	1,444,585	2.3%		1,464,921	1,434,751	2.1%
General Service	247,632	248,511	(0.4%)		247,425	247,962	(0.2%)
Industrial	3,264	3,322	(1.7%)		3,290	3,325	(1.1%)
Other Energy Sales	2,469	2,533	(2.5%)		2,492	2,552	(2.4%)
Total Retail Customers	1,731,608	1,698,951	1.9%		1,718,128	1,688,590	1.7%
Wholesale and Other	8	8	—%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,731,616	1,698,959	1.9%		1,718,136	1,688,598	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	836	1,139	(26.6%)		5,226	6,513	(19.8%)
Nuclear	8,084	6,392	26.5%		30,962	28,884	7.2%
Hydro	80	83	(3.6%)		603	572	5.4%
Natural Gas and Oil	5,818	6,273	(7.3%)		22,886	24,587	(6.9%)
Renewable Energy	57	46	23.9%		260	248	4.8%
Total Generation(d)	14,875	13,933	6.8%		59,937	60,804	(1.4%)
Purchased Power and Net Interchange(e)	1,910	2,482	(23.0%)		9,291	11,202	(17.1%)
Total Sources of Energy	16,785	16,415	2.3%		69,228	72,006	(3.9%)
Less: Line Loss and Other	571	472	21.0%		2,511	1,571	59.8%
Total GWh Sources	16,214	15,943	1.7%		66,717	70,435	(5.3%)

Owned MW Capacity(c)
Summer					12,538	12,464
Winter					13,770	13,770
Nuclear Capacity Factor (%)(f)					98	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	962	1,061	(9.3%)		2,159	2,676	(19.3%)
Cooling Degree Days	55	48	14.6%		1,755	1,911	(8.2%)

Variance from Normal
Heating Degree Days	(12.8%)	(4.6%)			(25.1%)	(7.2%)
Cooling Degree Days	(13.3%)	(22.8%)			2.8%	12.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,654	4,663	(0.2%)		21,750	21,508	1.1%
General Service	3,713	3,654	1.6%		15,655	15,463	1.2%
Industrial	836	797	4.9%		3,396	3,508	(3.2%)
Other Energy Sales	8	8	—%		31	33	(6.1%)
Unbilled Sales	(306)	247	(223.9%)		(49)	567	(108.6%)
Total Retail Sales	8,905	9,369	(5.0%)	(2.6%)	40,783	41,079	(0.7%)	(1.2%)
Wholesale and Other	424	1,048	(59.5%)		2,601	5,135	(49.3%)
Total Electric Sales – Duke Energy Florida	9,329	10,417	(10.4%)		43,384	46,214	(6.1%)

Average Number of Customers
Residential	1,769,252	1,730,814	2.2%		1,753,585	1,719,905	2.0%
General Service	209,682	208,018	0.8%		209,179	207,543	0.8%
Industrial	1,742	1,839	(5.3%)		1,773	1,868	(5.1%)
Other Energy Sales	3,648	3,711	(1.7%)		3,676	3,737	(1.6%)
Total Retail Customers	1,984,324	1,944,382	2.1%		1,968,213	1,933,053	1.8%
Wholesale and Other	12	12	—%		10	10	—%
Total Average Number of Customers – Duke Energy Florida	1,984,336	1,944,394	2.1%		1,968,223	1,933,063	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	845	1,062	(20.4%)		3,829	4,375	(12.5%)
Natural Gas and Oil	7,729	8,233	(6.1%)		35,554	36,569	(2.8%)
Renewable Energy	453	353	28.3%		2,165	1,581	36.9%
Total Generation(d)	9,027	9,648	(6.4%)		41,548	42,525	(2.3%)
Purchased Power and Net Interchange(e)	610	815	(25.2%)		3,504	4,817	(27.3%)
Total Sources of Energy	9,637	10,463	(7.9%)		45,052	47,342	(4.8%)
Less: Line Loss and Other	308	46	569.6%		1,668	1,128	47.9%
Total GWh Sources	9,329	10,417	(10.4%)		43,384	46,214	(6.1%)

Owned MW Capacity(c)
Summer					10,697	10,488
Winter					12,303	12,305

Heating and Cooling Degree Days
Actual
Heating Degree Days	138	169	(18.3%)		316	470	(32.8%)
Cooling Degree Days	476	544	(12.5%)		3,680	3,527	4.3%

Variance from Normal
Heating Degree Days	(27.7%)	(10.4%)			(44.8%)	—%
Cooling Degree Days	(2.3%)	11.1%			14.1%	—%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,860	1,897	(2.0%)		8,598	9,031	(4.8%)
General Service	2,134	2,125	0.4%		8,943	8,813	1.5%
Industrial	1,251	1,333	(6.2%)		5,425	5,174	4.9%
Other Energy Sales	23	15	53.3%		109	80	36.3%
Unbilled Sales	207	164	26.2%		(166)	678	(124.5%)
Total Retail Sales	5,475	5,534	(1.1%)	—%	22,909	23,776	(3.6%)	(0.7%)
Wholesale and Other	138	100	38.0%		398	493	(19.3%)
Total Electric Sales – Duke Energy Ohio	5,613	5,634	(0.4%)		23,307	24,269	(4.0%)

Average Number of Customers
Residential	827,321	820,302	0.9%		823,904	816,187	0.9%
General Service	75,459	74,541	1.2%		74,957	74,551	0.5%
Industrial	2,270	2,397	(5.3%)		2,340	2,415	(3.1%)
Other Energy Sales	2,823	2,842	(0.7%)		2,834	2,847	(0.5%)
Total Retail Customers	907,873	900,082	0.9%		904,035	896,000	0.9%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	907,874	900,083	0.9%		904,036	896,001	0.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	468	516	(9.3%)		2,211	2,778	(20.4%)
Natural Gas and Oil	61	50	22.0%		192	101	90.1%
Total Generation(d)	529	566	(6.5%)		2,403	2,879	(16.5%)
Purchased Power and Net Interchange(e)	5,539	5,599	(1.1%)		23,010	23,722	(3.0%)
Total Sources of Energy	6,068	6,165	(1.6%)		25,413	26,601	(4.5%)
Less: Line Loss and Other	455	531	(14.3%)		2,106	2,332	(9.7%)
Total GWh Sources	5,613	5,634	(0.4%)		23,307	24,269	(4.0%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,569	1,799	(12.8%)		4,103	4,815	(14.8%)
Cooling Degree Days	31	1	3,000.0%		1,021	1,234	(17.3%)

Variance from Normal
Heating Degree Days	(13.2%)	(1.2%)			(15.9%)	(1.3%)
Cooling Degree Days	34.3%	(92.5%)			(9.4%)	9.2%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2023

	Three Months Ended December 31,				Years Ended December 31,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,909	1,966	(2.9%)		8,669	9,256	(6.3%)
General Service	1,716	1,928	(11.0%)		7,829	8,120	(3.6%)
Industrial	2,192	1,898	15.5%		9,425	8,650	9.0%
Other Energy Sales	16	16	—%		64.847	60	8.1%
Unbilled Sales	373	633	(41.1%)		(369)	1,204	(130.6%)
Total Retail Sales	6,206	6,441	(3.6%)	(1.9%)	25,619	27,290	(6.1%)	(3.5%)
Wholesale and Other	1,209	1,010	19.7%		4,600	4,689	(1.9%)
Total Electric Sales – Duke Energy Indiana	7,415	7,451	(0.5%)		30,219	31,979	(5.5%)

Average Number of Customers
Residential	787,654	775,619	1.6%		781,961	771,796	1.3%
General Service	106,040	105,250	0.8%		105,645	105,124	0.5%
Industrial	2,643	2,661	(0.7%)		2,648	2,662	(0.5%)
Other Energy Sales	3,863	3,959	(2.4%)		3,905	3,986	(2.0%)
Total Retail Customers	900,200	887,489	1.4%		894,159	883,568	1.2%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	900,204	887,493	1.4%		894,163	883,572	1.2%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,892	3,912	(0.5%)		13,720	15,570	(11.9%)
Hydro	104	89	16.9%		395	285	38.6%
Natural Gas and Oil	765	672	13.8%		4,145	3,829	8.3%
Renewable Energy	6	5	20.0%		29	26	11.5%
Total Generation(d)	4,767	4,678	1.9%		18,289	19,710	(7.2%)
Purchased Power and Net Interchange(e)	3,187	3,322	(4.1%)		14,580	14,218	2.5%
Total Sources of Energy	7,954	8,000	(0.6%)		32,869	33,928	(3.1%)
Less: Line Loss and Other	539	549	(1.8%)		2,650	1,949	36.0%
Total GWh Sources	7,415	7,451	(0.5%)		30,219	31,979	(5.5%)

Owned MW Capacity(c)
Summer					6,319	6,346
Winter					6,790	6,823

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,650	1,945	(15.2%)		4,429	5,310	(16.6%)
Cooling Degree Days	39	1	3,800.0%		1,078	1,261	(14.5%)

Variance from Normal
Heating Degree Days	(15.4%)	(30.0%)			(15.7%)	1.1%
Cooling Degree Days	84.4%	(94.2%)			(4.2%)	13.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2023

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	% Inc. (Dec.)	2023	2022	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	142,826,255	164,172,437	(13.0%)	569,752,712	628,035,471	(9.3%)
Duke Energy Midwest LDC throughput (Mcf)	24,442,871	26,663,954	(8.3%)	80,252,769	90,010,669	(10.8%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,058,794	1,041,646	1.6%	1,055,478	1,039,038	1.6%
Commercial	107,116	106,003	1.0%	107,112	106,188	0.9%
Industrial	947	952	(0.5%)	953	954	(0.1%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,166,876	1,148,620	1.6%	1,163,562	1,146,199	1.5%

Average Number of Customers – Duke Energy Midwest
Residential	521,862	518,104	0.7%	518,707	515,669	0.6%
General Service	34,856	35,151	(0.8%)	34,381	34,611	(0.7%)
Industrial	2,094	1,660	26.1%	1,832	1,578	16.1%
Other	116	116	—%	116	117	(0.9%)
Total Average Number of Gas Customers – Duke Energy Midwest	558,928	555,031	0.7%	555,036	551,975	0.6%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.